Exhibit 99.1

Canada’s largest oil sands producers announce unprecedented alliance to achieve net zero greenhouse gas emissions

CALGARY, Alberta, June 9, 2021 – Canadian Natural Resources, Cenovus Energy, Imperial, MEG Energy and Suncor Energy formally announced today the Oil Sands Pathways to Net Zero initiative. These companies operate approximately 90% of Canada’s oil sands production. The goal of this unique alliance, working collectively with the federal and Alberta governments, is to achieve net zero greenhouse gas (GHG) emissions from oil sands operations by 2050 to help Canada meet its climate goals, including its Paris Agreement commitments and 2050 net zero aspirations.

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This collaborative effort follows welcome announcements from the Government of Canada and the Government of Alberta of important support programs for emissions-reduction projects and infrastructure. Collaboration between industry and government will be critical to progressing the Oil Sands Pathways to Net Zero vision and achieving Canada’s climate goals.

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The Pathways vision is anchored by a major Carbon Capture, Utilization and Storage (CCUS) trunkline connected to a carbon sequestration hub to enable multi-sector ‘tie-in’ projects for expanded emissions reductions. The proposed CCUS system is similar to the multi-billion dollar Longship/Northern Lights project in Norway as well as other CCUS projects in the Netherlands, U.K. and U.S., all of which involve significant collaboration between industry and government.

•	The Pathways initiative is ambitious and will require significant investment on the part of both industry and government to advance the research and development of new and emerging technologies.

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The companies involved look forward to continuing to work with the federal and Alberta governments, and to engaging with local Indigenous communities in northern Alberta to make this ambitious, major emissions-reduction vision a reality so those communities can continue to benefit from Canadian resource development.

As proud Canadian companies, members of the Pathways alliance share the aspiration of Canadians to find realistic and workable solutions to the challenge of climate change. The oil sands industry is a significant source of GHG emissions and the initiative will develop an actionable approach to address those emissions, while also preserving the more than $3 trillion in estimated oil sands contribution to Canada’s gross domestic product (GDP) over the next 30 years. The initiative will create jobs, accelerate development of the clean tech sector, provide benefits for multiple other sectors and help maintain Canadians’ quality of life. The members of the Pathways alliance will do their part by making the economic investments needed to ensure that our companies successfully make the transition to a net zero world, and hence, deliver long-term value to shareholders.

Because there is no single solution to achieving net zero emissions, the initiative incorporates a number of parallel pathways to address GHG emissions, including:

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A core Alberta infrastructure corridor linking oil sands facilities in the Fort McMurray and Cold Lake regions to a carbon sequestration hub near Cold Lake via a CO2 trunkline. The trunkline would also be available to other industries in the region interested in capturing and sequestering CO2. There is also potential to link the infrastructure corridor to the Edmonton region.

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Deploying existing and emerging GHG reduction technologies at oil sands operations along the corridor, including CCUS technology, clean hydrogen, process improvements, energy efficiency, fuel switching and electrification.

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Evaluating, piloting and accelerating application of potential emerging emissions-reducing technologies including direct air capture, next-generation recovery technologies and small modular nuclear reactors.

In addition to collaborating and investing together with industry, it is essential for governments to develop enabling policies, fiscal programs and regulations to provide certainty for this type of long-term, large-scale investment. This includes dependable access to carbon sequestration rights, emissions reduction credits and ongoing investment tax credits. We look forward to continued collaboration with both the federal and Alberta governments to create the regulatory and policy certainty and fiscal framework needed to ensure the economic viability of this initiative.

Canada is uniquely positioned to be a global leader in responsible oil production. The country has the world’s third-largest oil reserves, some of the most stringent regulations and standards governing energy projects anywhere in the world, a strong track record for technology development and an established reputation of industry working together with Indigenous communities and municipalities. Members of the Pathways initiative believe the most effective way to address climate change is by developing and advancing new technologies and that this unprecedented challenge can and will be solved by Canadian ingenuity, leadership and collaboration.

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While alternative energy sources will play an increasingly important role in the decades ahead, all internationally recognized forecasts indicate fossil fuels will continue to be an essential requirement through 2050 and beyond as part of a diversified energy mix, including as a feedstock for carbon fibres, asphalt, plastics and other important products. That’s why it’s critical to take action now to ensure Canada takes its place as a leading supplier of responsibly produced oil to meet the world’s demand for energy well into the future.

Quotes

Government of Alberta

“The Oil Sands Pathways to Net Zero initiative is an industry driven, made-in-Alberta solution which will strengthen our position as global ESG leaders,” said Sonya Savage, Alberta’s Minister of Energy. “Every credible energy forecast indicates that oil will be a major contributor to the energy mix in the decades ahead and even beyond 2050. Alberta is uniquely positioned and ready to meet that demand. This initiative will also pave the way for continued technological advancements, ultimately leading to the production of net zero barrels of oil.”

Canadian Natural Resources Limited

“Canada has an opportunity to lead on climate change by delivering meaningful emissions reductions as well as balancing sustainable economic development,” said Tim McKay, Canadian Natural President. “Canadian ingenuity has enabled oil sands development and with continued innovation, positions Canada to be the ESG-leading barrel to meet global energy demand. We are committed to working together with industry partners and governments to help meet Canada’s climate objectives while providing sustainable long-term economic and social benefits for Canadians from the oil sands.”

Cenovus Energy

“This collaborative effort amongst oil sands peers shows our serious commitment to global climate leadership,” said Alex Pourbaix, Cenovus President and CEO. “We are doing more than just talking about the need to play a role – we are taking bold action to address our emissions challenge and earn our spot as the supplier of choice to meet the world’s growing demand for energy.”

Imperial

“Canada has what it takes to be the responsible energy provider to the world,” said Brad Corson, Imperial Chairman, President and Chief Executive Officer. “Canada’s long-term success in achieving its climate goals lies in a collective commitment to innovation, global competitiveness, supportive public policy and open and ongoing dialogue on constructive

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solutions. Imperial is collaborating with others in industry and governments to develop and commercialize the breakthrough technologies that will reduce emissions and support society’s net zero ambitions.”

MEG Energy

“We are pleased to be part of this collaborative effort committed to the critical measures needed to achieve net zero greenhouse gas emissions in the oil sands,” said Derek Evans, President and Chief Executive Officer of MEG Energy. “Bold action today demonstrates our commitment to tackling climate change and global climate leadership. This alliance working collectively with the federal and Alberta governments and all stakeholders will ensure that Canada continues to be a leading supplier to the world of responsibly produced oil.”

Suncor Energy

“Collaboration among companies, innovators and governments is critical to achieving ambitious goals. That’s how we built a budding oil sands resource into one of the world’s most reliable and ESG-leading oil basins in the world,” said Mark Little, Suncor President and Chief Executive officer. “Canada - as one of the few jurisdictions with industrial-scale commercial CCUS projects in operation -- coupled with Alberta’s abundant natural gas resources, geology and relevant technological expertise - is well positioned to lead in this area.”

About the Pathways initiative member companies

Canadian Natural Resources Limited

Canadian Natural Resources Limited (Canadian Natural) is a senior oil and natural gas production company, with continuing operations in its core areas located in Western Canada, the U.K. portion of the North Sea and Offshore Africa. Canadian Natural shares trade under the symbol CNQ on the Toronto and New York stock exchanges. Refer to the Company’s website for complete forward-looking statements at www.cnrl.com

Cenovus Energy Inc.

Cenovus Energy Inc. is an integrated energy company with oil and natural gas production operations in Canada and the Asia Pacific region, and upgrading, refining and marketing operations in Canada and the United States. The company is focused on managing its assets in a safe, innovative and cost-efficient manner, integrating environmental, social and governance considerations into its business plans. Cenovus common shares and warrants are listed on the Toronto and New York stock exchanges, and the company’s preferred shares are listed on the Toronto Stock Exchange under the symbol CVE. For more information, visit cenovus.com.

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Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

MEG Energy

MEG is an energy company focused on sustainable in situ thermal oil production in the southern Athabasca oil region of Alberta, Canada. MEG is actively developing innovative enhanced oil recovery projects that utilize steam-assisted gravity drainage (“SAGD”) extraction methods to improve the responsible economic recovery of oil as well as lower carbon emissions. MEG transports and sells its thermal oil (AWB) to customers throughout North America and internationally.

Suncor Energy

Suncor Energy is Canada’s leading integrated energy company, with a global team of over 30,000 people. Suncor’s operations include oil sands development, production and upgrading, offshore oil and gas, petroleum refining in Canada and the US, and our national Petro-Canada retail distribution network (now including our Electric Highway network of fast-charging EV stations). A member of Dow Jones Sustainability indexes, FTSE4Good and CDP, Suncor is responsibly developing petroleum resources, while profitably growing a renewable energy portfolio and advancing the transition to a low-emissions future. Suncor is listed on the UN Global Compact 100 stock index. Suncor’s common shares (symbol: SU) are listed on the Toronto and New York stock exchanges.

Advisory

Cautionary Statement: Statements of future events or conditions in this press release, including projections, targets, expectations, estimates, and business plans are forward-looking statements. Forward-looking statements can be identified by words such as achieve, aspiration, believe, anticipate, intend, propose, plan, goal, seek, project, predict, target, estimate, expect, forecast, vision, strategy, outlook, schedule, future, continue, likely, may, should, will and/or similar references to outcomes in future periods. Forward-looking statements in this press release include, but are not limited to, references to the viability, timing and impact of the Oil Sands Pathways to Net Zero initiative collaboration and the development of pathways in support of a net-zero future; support for the pathways from the Government of Alberta and the Government of Canada; the ability to enable net zero emissions from oil production and preserve economic contribution from the industry; the continued role of fossil fuels as part of a diversified energy mix; and the deployment of technologies to reduce GHG emissions, such as CCUS, process improvements, energy

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efficiency, fuel switching, electrification, infrastructure corridors and new emissions-reducing technologies. All net-zero references in this announcement apply to emissions from oil sands operations (defined as scope 1 and scope 2 emissions).

Forward-looking statements are based on current expectations, estimates, projections and assumptions at the time the statements are made. Actual future results, including expectations and assumptions concerning: demand growth and energy source, supply and mix; amount and timing of emissions reductions; the adoption and impact of new facilities or technologies, including on reductions to GHG emissions; project plans, timing, costs, technical evaluations and capacities, and the ability to effectively execute on these plans and operate assets; that any required support for the pathways from the Government of Alberta and the Government of Canada will be provided; applicable laws and government policies, including climate change and restrictions in response to COVID-19; production rates, growth and mix; general market conditions; and capital and environmental expenditures, could differ materially depending on a number of factors. These factors include global, regional or local changes in supply and demand for oil, natural gas, and petroleum and petrochemical products and the resulting price, differential and margin impacts; political or regulatory events, including changes in law or government policy and actions in response to COVID-19; the receipt, in a timely manner, of regulatory and third-party approvals including for new technologies; lack of required support from the Government of Alberta and the Government of Canada; environmental risks inherent in oil and gas exploration and production activities; environmental regulation, including climate change and GHG regulation and changes to such regulation; availability and allocation of capital; availability and performance of third-party service providers; unanticipated technical or operational difficulties; project management and schedules and timely completion of projects; reservoir analysis and performance; unexpected technological developments; the results of research programs and new technologies, and ability to bring new technologies to commercial scale on a cost-competitive basis; operational hazards and risks; general economic conditions, including the occurrence and duration of economic recessions; and other factors referenced by the companies’ in their most recent respective annual reports and management’s discussion and analysis, as applicable.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to the companies. Actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. The companies undertake no obligation to update any forward-looking statements contained in this press release, except as required by applicable law.

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Contacts

Media	Investors
403-514-7777	403-514-7777
ir@cnrl.com	ir@cnrl.com

Media	Investors
403-766-7751	403-766-7711
media.relations@cenovus.com	investor.relations@cenovus.com

Media	Investors
587-476-7010	587-476-4743
IOLmedia@esso.ca

Media Relations	Investor Relations
403-775-1131	587-293-6045
media@megenergy.com	invest@megenergy.com

Media	Investors
1-833-296-4570	800-558-9071
media@suncor.com	invest@suncor.com